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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary                             State/Country of Incorporation
------------------                             ------------------------------
L. Perrigo Company                                        Michigan
Perrigo Pharmaceuticals Company                           Michigan
Perrigo International Inc.                                Michigan
Perrigo Company of South Carolina Inc.                    Michigan
Perrigo Sales Corporation                                 Michigan
Perrigo International Holdings Inc.                       Michigan
Perrigo Research and Development Company                  Michigan
Perrigo Company of Tennessee Inc.                         Tennessee
Perrigo New York, Inc.                                    Delaware
Clay Park Industries Inc.                                 New York
Clay Park Distributors Inc.                               New York
ChemAgis USA Inc.                                        New Jersey
Perrigo de Mexico S.A. de C.V                              Mexico
Quimica y Farmacia S.A. de C.V.                            Mexico
Perrigo do Brasil Ltda.                                    Brazil
Wrafton Laboratories Limited                           United Kingdom
Perrigo U.K. Acquisition Limited                       United Kingdom
Wrafton Trustees Limited                               United Kingdom
Barum Limited                                          United Kingdom
Perrigo U.K. Limited                                   United Kingdom
Perrigo Ventures Limited Partnership                   United Kingdom
Perrigo UK FINCO Limited Partnership                   United Kingdom
Perrigo Israel Holdings Ltd.                               Israel
Perrigo Israel Pharmaceuticals Ltd.                        Israel
Chemagis Ltd.                                              Israel
Perrigo Israel Opportunities II Ltd.                       Israel
Elite Soap Manufacturers (1986) Ltd                        Israel
Vesteck Ltd.                                               Israel
Agis Commercial Agencies (1989) Ltd.                       Israel
Arginet Investments and Property (2003) Ltd.               Israel
Careline (Pharmagis) Ltd.                                  Israel
Agis Investments (2000) Ltd.                               Israel
Dovechem Ltd.                                              Israel
Neca Chemicals (1952) Ltd.                                 Israel
Neca Marketing (1983) Ltd.                                 Israel
Pharma Clal Ltd.                                           Israel
Agis Distribution & Marketing (1989) Ltd.                  Israel
Neca Cosmetics Products (1990) Ltd.                        Israel
Perrigo Laboratories India Private Ltd.                     India
ChemAgis B.V.                                            Netherlands
ChemAgis Germany GmbH                                      Germany
Perrigo China Business Trustee, LLC                       Delaware
Perrigo China Business Trust                                China
Perrigo Denmark K/S                                        Denmark
Perrigo Israel Trading Limited Partnership                 Israel



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

Perrigo Israel LLC                                        Delaware
Perrigo Netherlands BV                                   Netherlands
Perrigo Nevada Inc.                                       Delaware
Perrigo Trading (Shanghai) Co. Ltd.                         China
Perrigo Asia Holding Company                              Mauritius



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